Exhibit 23.2

CONSENT OF MORRISON, BROWN, ARGIZ AND FARRA LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116423 of Spherion Corporation on Form S-8 of our report dated June 25, 2007, appearing in this Annual Report on Form 11-K of Spherion Corporation 401(k) Benefit Plan for the year ended December 31, 2007.

/s/ MORRISON, BROWN, ARGIZ AND FARRA, LLP

Miami, Florida

June 26, 2008